UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2013

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As previously disclosed, Computer Sciences Corporation (“Company” or “CSC”) and the U.K. National Health Service (“NHS”) entered into a binding interim agreement (“IACCN”) on August 31, 2012. The principal terms of the IACCN were previously summarized in the Company’s periodic filings with the Securities and Exchange Commission.
On October 4, 2013, the Company and the NHS entered into a final agreement, which reflects the principal terms of the IACCN and has been approved by all required U.K. government officials. This agreement, referred to as the revised project agreement (“RPA”), consolidates the IACCN and three regional project agreements, which previously comprised the Company’s NHS contract into a single agreement.
Reference is hereby made to CSC’s Form 10-K for the fiscal year ended March 29, 2013 and its Form 10-Q for the quarter ended June 28, 2013 for previously disclosed information concerning CSC’s contract with the NHS. The disclosures set forth in this Form 8-K supplement and update CSC’s prior disclosures concerning such matters as set forth in such prior filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: October 4, 2013	By:	/s/ Paul N. Saleh
Paul N. Saleh
Executive Vice President and Chief Financial Officer